Exhibit 10.17

PLATFORM AND TECHNOLOGY SERVICES AGREEMENT –

2022 Annual Budget Supplementary Agreement

This supplementary agreement (the “2022 Annual Budget Supplementary Agreement”) is entered into on September 2, 2022 and with effects as of January 1, 2022 (the “Effective Date”) by and between:

1.	CODERE ONLINE MANAGEMENT SERVICES LIMITED, a company incorporated under the laws of Malta with registration number C88406 and, having its registered address at Level 3 (Suite no. 2265), Tower Business Centre, Tower Street, Swatar BKR 4013, Malta (hereinafter, the “Company”).

AND;

2.	CODERE APUESTAS ESPAÑA S.L.U, a Company incorporated and registered in in the Public Property and Commerce Registry of Madrid volume 29357, sheet 79, section 8, page M-528758, entry 1[s], and with its registered office at Alcobendas Av. Bruselas 26 Alcobendas (Madrid) Spain., (hereinafter referred to as the “CAES”).

3.	CODERE NEWCO S.A., a Company incorporated and registered in in the Public Property and Commerce Registry of Madrid volume 34399, sheet 192, page M-618784, NIF no. A87172003, and with its registered office at Alcobendas Av. Bruselas 26 Alcobendas (Madrid) Spain (hereinafter referred to as the “NEWCO” or “PARENT”).

(CAES and NEWCO both hereinafter also referred to jointly as the “Provider”. The Company and the Provider also shall be referred to individually as “Party” or collectively as “Parties”).

WHEREAS

I.	The Parties entered into a Platform and Technology Services Agreement effective as of January 1, 2021 (hereinafter, as it has been amended from time to time and in particular on March 1, 2022, the “Agreement”), under which the Provider provides the Company with platform and technology services for its online casino and online sport betting businesses, as described in the Agreement.

II.	The Parties enter into this 2022 Annual Budget Supplementary Agreement in order to execute and implement the terms set forth in Clause 3.3 of the Agreement and, in particular, to reflect the terms of the agreement reached on the budgeted Fees for calendar year 2022 to be paid by Company as consideration for the Services (the “2022 Annual Budget”).

NOW THEREFORE, in consideration of the mutual obligations and undertakings contained herein the Parties agree as follows:

1.	The 2022 Annual Budget will be 10,000,000 Euros which is comprised of both fixed and variable components, as further detailed in Annex A attached hereto. The 2022 Annual Budget are estimates and may vary depending on actual expenses incurred, subject to the following limitations which shall apply to the individual line items as outlined in Annex A:

(i)	Fixed costs (i.e. those costs that are not directly impacted by the volume of business activity) will be capped at 3% over budgeted amounts on a cumulative basis, unless Provider obtains prior written consent from Company. For illustrative purposes, Fees invoiced by Provider for Services provided through March 2022 can only exceed the total amount budgeted for the months of January 2022, February 2022 and March 2022 by 3%.

(ii)	Variable costs (i.e. those costs that are directly impacted by the volume of business activity) will be capped as follows, unless Provider obtains prior written consent from Company:

(a)	For customer support services a cap of 3% on a budgeted unit price per equivalent contact[1], including internal and external personnel, of 3.35 Euros (i.e. the maximum average price per equivalent contact, as measured on a cumulative basis, will be 3.45 Euros).

In addition, the parties agree to i) adjust the budgeted unit price per equivalent contact if the volume of equivalent contacts has a variation of +/- 10% versus the budgeted volume and ii) report separately the cost incurred and equivalent contacts between internal and external personnel.

(b)	For trading provider, Betradar, total cost will be no greater than (x) the sum of i) 7% of the net gaming revenue related to applicable tennis (excluding WTA), table tennis and volleyball content/data provided (subject to a minimum monthly fee of 35,000 Euros) and ii) 3% of the net gaming revenue related to applicable WTA content/data, multiplied by (y) 40.25%, the Company´s share for 2022, as agreed between the Parties.

1.1	In addition to the Fees, the Company may, at its sole discretion, pay to Provider a discretionary fee of up to of 300,000 Euros payable within 60 days from December 31, 2022.

1.2	Pursuant to Clause 3.5 of the Agreement, the Parties agree that the Steering Committee shall meet monthly to review the actual costs incurred, invoices issued against said costs in furtherance of the Services provided and pursuant to the terms and conditions of this 2022 Annual Budget Supplementary Agreement and otherwise to ensure compliance with the Agreement.

2.	All defined terms under this 2022 Annual Budget Supplementary Agreement have the same meaning as in the Agreement, unless explicitly defined differently herein.

3.	The Parties acknowledge and agree that all terms and conditions of the Agreement shall remain in full force and effect. The Parties acknowledge that the Agreement does not include geolocation services, in particular and for the avoidance of any doubt, it does not include geolocation services in Argentina. These services would be agreed by the Parties in a separate document.

4.	This 2022 Annual Budget Supplementary Agreement shall be governed by and construed in accordance with the internal laws of the Kingdom of Spain (Derecho común español). This 2022 Annual Budget Supplementary Agreement, and any disputes arising out of or in connection with it, its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) and including all matters of constructions, interpretation, validity and performance will in all respects be finally settled by the Courts of the City of Madrid.

[1]	One equivalent contact is equal to one phone call or 3 chats or 3 emails.

5.	In consideration of the mutual undertakings set out in this 2022 Annual Budget Supplementary Agreement, the Parties hereby agree that, with effect as of the Effective Date, the Agreement shall be read together with this 2022 Annual Budget Supplementary Agreement.

6.	This 2022 Annual Budget Supplementary Agreement may be executed by the Parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this 2022 Annual Budget Supplementary Agreement by facsimile or other electronic transmission shall be effective as an original.

7.	This 2022 Annual Budget Supplementary Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the Parties have executed this 2022 Annual Budget Supplementary Agreement as of the date first written above and to be effective as of the Effective Date.

(1) PROVIDER:

/s/ Alejandro Pascual
By:	Codere Apuestas España S.L.U.
Name:	Alejandro Pascual
Title:	Director

(2) PROVIDER:

/s/ Alejandro Rodino
By:	Codere Newco S.A.U
Name:	Alejandro Rodino
Title:	Director

/s/ Emilio Martínez
By:	Codere Newco S.A.U
Name:	Emilio Martínez
Title:	Director

(3) THE COMPANY:

/s/ Moshe Edree
By:	Codere Online Management Services Ltd.
Name:	Moshe Edree
Title:	Director

/s/ Gonzalo de Osma
By:	Codere Online Management Services Ltd.
Name:	Gonzalo de Osma
Title:	Director

[Signature Page to the 2022 Annual Budget Supplementary Agreement to the Platform and Technology Services Agreement]

Annex A (I out of III)
Platform Budget for 2022

Figures in EUR		2022E Fees Agreed			Fee Cap (YTD Cum.)		
	Mark-Up	Amount	Mark-Up	Total	Type	%	Amount
IT - Opex	5.02%					3.00%	
Internal Personnel							
Development (1)	Y	552,481	27,735	580,215	Fixed	17,406	597,622
Operations	Y	267,611	13,434	281,045	Fixed	8,431	289,476
Security	Y	90,911	4,564	95,475	Fixed	2,864	98,339
Other (2)	Y	448,993	22,539	471,533	Fixed	14,146	485,679
Subtotal		**1,359,995**	**68,272**	**1,428,267**		**42,848**	**1,471,115**
External Personnel							
Development (1)	Y	1,374,520	69,001	1,443,521	Fixed	43,306	1,486,827
Operations	Y	368,554	18,501	387,056	Fixed	11,612	398,667
Security	Y	178,000	8,936	186,936	Fixed	5,608	192,544
Other (2)	Y	120,823	6,065	126,889	Fixed	3,807	130,695
Subtotal		**2,041,897**	**102,503**	**2,144,401**		**64,332**	**2,208,733**
Other Costs							
General Expenses	N	0	0	0	Fixed	0	0
Systems	N	694,478	0	694,478	Fixed	20,834	715,313
Communications	N	295,360	0	295,360	Fixed	8,861	304,221
Licenses	N	139,970	0	139,970	Fixed	4,199	144,169
Subtotal		**1,129,808**	**0**	**1,129,808**		**33,894**	**1,163,702**
Total		**4,531,701**	**170,775**	**4,702,476**		**141,074**	**4,843,550**
IT - Capex 2022							
Internal Personnel							
Development (1)	Y	184,160	9,245	193,405	Fixed	5,802	199,207
Operations	Y	89,204	4,478	93,682	Fixed	2,810	96,492
Security	Y	30,304	1,521	31,825	Fixed	955	32,780
Other (2)	Y	155,082	7,785	162,867	Fixed	4,886	167,754
Subtotal		**458,750**	**23,029**	**481,779**		**14,453**	**496,232**
External Personnel							
Development (1)	Y	528,712	26,541	555,253	Fixed	16,658	571,911
Operations	Y	52,149	2,618	54,767	Fixed	1,643	56,410
Security	Y	42,219	2,119	44,338	Fixed	1,330	45,668
Other (2)	Y	75,732	3,802	79,534	Fixed	2,386	81,920
Subtotal		**698,811**	**35,080**	**733,892**		**22,017**	**755,909**
Other Costs							
General Expenses	N	0	0	0	Fixed	0	0
Systems	N	21,131	0	21,131	Fixed	634	21,765
Communications	N	9,896	0	9,896	Fixed	297	10,193
Licenses	N	86,229	0	86,229	Fixed	2,587	88,816
Subtotal		**117,257**	**0**	**117,257**		**3,518**	**120,774**
Total		**1,274,818**	**58,110**	**1,332,927**		**39,988**	**1,372,915**

Fee Cap - Development (1)						
IT - Opex (incl. Internal and External Personnel)	1,927,001	96,735	2,023,736	Fixed	60,712	2,084,448
IT - Capex (incl. Internal and External Personnel)	712,872	35,786	748,658	Fixed	22,460	771,118